UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 6, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(Address of principal executive offices) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in its Current Report on Form 8-K filed July 10, 2012, effective July 6, 2012, Aemetis, Inc. completed the acquisition of Cilion, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger dated July 6, 2012.  This Form 8-K/A amends the Current Report on Form 8-K referred to above to include the financial statements of Cilion, Inc. and the pro forma financial information required by Item 9.01(b) of Form 8-K, which is attached hereto as Exhibits 99.2 through 99.4.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The Audited Consolidated Balance Sheets of Cilion, Inc., as of December 31, 2010 and 2011 and the Audited Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for the years ended December 31, 2010 and 2011 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Unaudited Consolidated Balance Sheets of Cilion, Inc., as of June 30, 2012 and 2011 and the Unaudited Consolidated Statements of Operations, and Cash Flows for the six months ended June 30, 2012 and 2011 are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012 and the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 are attached hereto as Exhibit 99.4 and incorporated herein by reference.

Exhibit No.	Description

99.2
Audited Consolidated Balance Sheets of Cilion, Inc., as of December 31, 2010 and 2011 and the Audited Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for the years ended December 31, 2010 and 2011.

99.3
Unaudited Condensed Combined Balance Sheets of Cilion, Inc., as of June 30, 2012 and 2011 and the Unaudited Condensed Consolidated Statements of Operations, and Cash Flows for the six months ended June 30, 2012 and June 30, 2011.

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012 and the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 and Notes thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

Date: October 31, 2012	By:	/s/ Eric A. McAfee
President and Chief Executive Officer

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